                                                                  EXHIBIT 23 (B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
American Dental Partners, Inc.:

  We consent to the use of our report on the consolidated financial statements of American Dental Partners, Inc. as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999 dated
February 11, 2000 included herein and to the reference to our firm under the headings "Selected Historical Consolidated Financial Data" and "Experts" in the prospectus.



/s/   KPMG LLP

Boston, Massachusetts
April 12, 2000